EXHIBIT 10.30


                            FIRST AMENDMENT TO THE
                            EMPLOYMENT AGREEMENT,
                     DATED AS OF JANUARY 1, 2001, BETWEEN
                FIRST HEALTH GROUP CORP. AND EDWARD L. WRISTEN


 THIS AMENDMENT is made and entered into as of the 31st day of December, 2003 (the "Effective Date"), by and between First Health Group Corp. ("First Health") and Edward L. Wristen (the "Colleague").

 WHEREAS, First Health and Colleague have previously entered into a certain EMPLOYMENT AGREEMENT, dated as of January 1, 2001, under which First Health employs Colleague (the "Agreement"); and

 WHEREAS, First Health and Colleague desire to amend the Agreement to memorialize the parties' agreement to extend the term of the Agreement to March 31, 2004.

 NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 1. As of the Effective Date, Section 3(e) of the Agreement is hereby deleted and replaced in its entirety with the following:

      3. Term. The term of Employee's employment under this Agreement shall commence on January 1, 2001 and shall terminate on March 31, 2004 unless otherwise terminated in accordance with the terms hereof.

 2. The parties ratify and affirm the Agreement and agree that it is valid as amended herein. This Amendment will prevail over any conflict with the Agreement.

 IN WITNESS WHEREOF the duly authorized representatives of the parties have executed this Amendment effective on the day and year first written above.

 Colleague:                       First Health Group Corp.

 _____________________________    By:  _____________________________________
 Name: Edward L. Wristen               James C. Smith, Chairman of the Board

 Date: _______________________    Date: ____________________________________